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                                                                   Exhibit 10.34


                               Register.com, Inc.
                  EXECUTIVE CHANGE IN CONTROL SEVERANCE PROGRAM

                  The Board of Directors of Register.com, Inc. (the "Company") recognizes that, as is the case with many publicly-held corporations, there exists the possibility of a Change in Control Transaction, which may result in the loss or distraction of employees of the Company and its subsidiaries to the detriment of the Company and its shareholders. The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its shareholders. In order to assure the Company of the continued employment and dedication of its employees and to seek to ensure the availability of their continued service, the Company has adopted the Program. Capitalized terms not otherwise defined in this Program are defined in Exhibit A to this Program.

         1. Employees Covered. The Program shall cover all U.S. employees of the Company and its subsidiaries who are employed by the Company or any of its subsidiaries as of the date that a Change in Control Transaction occurs and are listed on Exhibit B ("Participants").

         2. Severance Benefits.

                  (a) Change in Control Severance Benefits. Subject to Section 4, if within one (1) year following a Change in Control that occurs on or prior to May 31, 2004, a Participant's employment is terminated (i) by the Company or its subsidiaries other than for Cause, death or Disability or (ii) by reason of the Participant's resignation for Good Reason, the Participant shall be paid by the Company, within thirty
         (30) days following such termination of employment, a lump sum cash payment equal to twelve (12) times the Participant's Monthly Base Salary.

                  (b) Effective Change in Control Severance Benefits. Subject to
         Section 4, if within one (1) year following an Effective Change in Control that occurs on or prior to May 31, 2004, a Participant's employment is terminated (i) by the Company or its subsidiaries other than for Cause, death or Disability or (ii) by reason of the Participant's resignation for Good Reason, the Participant shall be paid by the Company, within thirty (30) days following such termination of employment, a lump sum cash payment equal to five (5) times the Participant's Monthly Base Salary.

         3. Other Terminations of Employment. If a Participant's employment is terminated (i) prior to a Change in Control Transaction or (ii) after a Change in Control Transaction by the Company for Cause or by the Participant (other than for Good Reason), the Participant shall not be entitled to any severance benefits under Section 2.

         4. Release. No severance benefit described in Section 2 shall be paid to a Participant unless such Participant executes and delivers to the Company (to Legal Department, Register.com, Inc., 575 Eighth Avenue, 11th Floor, NY, NY 10018) the Release in substantially the form set forth as Exhibit C, and does not revoke the Release.

         5. Non-Exclusivity of Rights. Nothing in this Program shall prevent or limit a Participant's continuing or future participation in any benefit, bonus, incentive or other plan, program, arrangement or policy provided by the Company or any of its subsidiaries for which a Participant and/or Participant's dependents may qualify. Amounts that are vested benefits or that a Participant and/or a Participant's dependents are otherwise entitled to receive under any plan, program, arrangement, or policy of the Company or any of its subsidiaries shall be payable in accordance with such plan, program, arrangement or policy.


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         6. No Set-Off; No Duty to Mitigate. The Company's obligation to make the payments provided for in this Program and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against a Participant or others; provided, that any amounts payable under
Section 2 shall be reduced on a dollar-for-dollar basis by (i) any amounts otherwise due to the Participant under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder, as amended, or any similar state or local statute ("WARN"), (ii) the amount of base salary paid to the Participant by the Company or its subsidiaries after notice is given to a Participant pursuant to WARN and (iii) any other cash severance payments which the Participant is legally entitled to receive from the Company or its subsidiaries. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to such Participant under any of the provisions of this Program.

         7. Controlling Law. This Program shall be construed and enforced according to the internal laws of the State of New York to the extent not preempted by Federal law, which shall otherwise control.

         8. Amendments; Termination. The Company reserves the right to amend, modify, suspend or terminate the Program at any time; provided that no such amendment, modification, suspension or termination that has the effect of reducing or diminishing the right of any Participant (including without limitation eliminating a Participant from Exhibit B) shall be effective for one year following the Effective Date or after the occurrence of a Change in Control Transaction. Notwithstanding the foregoing, this Program shall terminate on the first anniversary of the Change in Control Transaction, other than with respect to payments or benefits to be paid or provided as a result of events that occur prior to the first anniversary of the Change in Control Transaction.

         9. Assignability. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business of the Company to expressly assume and agree to perform, by a written agreement in form and in substance satisfactory to the Company, all of the obligations of the Company under this Program. As used in this Program, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Program by operation of law, written agreement or otherwise. It is a condition of this Program, and all rights of each person eligible to receive benefits under this Program shall be subject hereto, that no right or interest of any such person in this Program shall be assignable or transferable in whole or in part, except by operation of law, including, but not by way of limitation, lawful execution, levy, garnishment, attachment, pledge, bankruptcy, alimony, child support or qualified domestic relations order or by will or the laws of descent and distribution.


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         10. Withholding. The Company may withhold from any amount payable or benefit provided under this Program such Federal, state, local, foreign and other taxes as are required to be withheld pursuant to any applicable law or regulation.

         11. Gender and Plurals. Wherever used in this Program document, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

         12. Program Controls. In the event of any inconsistency between this Program document and any other communication regarding this Program, this Program document controls.

         13. Program Administrator. This Program shall be administered by the Company or its designee ("Administrator") as shall be designated from time to time, provided that in the event of an impending Change in Control Transaction, the Administrator may appoint a person independent of the Company or persons operating under its control or on its behalf to be the Administrator effective upon the occurrence of a Change in Control Transaction, and such Administrator shall not be removed following a Change in Control Transaction. The decision of the Administrator upon all matters within the scope of its authority shall be conclusive and binding on all parties.

         14. Benefit Claims and Appeals. The Administrator shall establish a claims and appeals procedure. The Administrator shall have full discretionary authority to determine the amount and timing of any benefit to be paid under the Program. Unless otherwise required by applicable law, such procedures will provide that the Participant has not less than sixty (60) days following receipt of any adverse benefit determination within which to appeal the determination in writing with the Administrator, and that the Administrator must respond in writing within sixty (60) days of receiving the appeal, specifically identifying those Program provisions on which the benefit denial was based and indicating what, if any, information the Participant must supply in order to perfect a claim for benefits.

         15. Indemnification. To the extent permitted by law, the Company shall indemnify the Administrator from all claims for liability, loss, or damage (including the payment of expenses in connection with defense against such claims) arising from any act or failure to act in connection with the Program.


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                                    Exhibit A

                                   Definitions

"Board" means the Board of Directors of the Company.

"Cause" means (i) a Participant's conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic-related felony), (ii) gross negligence or willful misconduct by the Participant having a material adverse impact on the Company or (iii) the Participant's willful refusal to attempt to perform his job duties (other than due to Disability or an approved leave) after receipt of written notice from the Company.

"Change in Control" means the occurrence of any of the following events on or prior to May 31, 2004:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (c) below; or

         (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of the assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body, if applicable), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to consummation of such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust)) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to consummation of the Business Combination, and (C) at least a majority of the members of the board of directors (or other governing body, if applicable) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


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         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

"Change in Control Transaction" means the first to occur of a Change in Control or an Effective Change in Control.

"Company" means Register.com, Inc., a Delaware corporation.

"Disability" means "Disability" as defined under a long-term disability plan of the Company applicable to the Participant, or if the Participant is party to an Individual Agreement, "Disability" as defined therein.

"Effective Change in Control" means, on or prior to May 31, 2004, consummation of a Business Combination unless, following such Business Combination, either
(i) all of the following are true: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to consummation of such Business Combination beneficially own, directly or indirectly, more than 75%, respectively, the then outstanding shares of Common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body, if applicable), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to consummation of such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust)) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to consummation of the Business Combination, and (C) at least a majority of the members of the board of directors (or other governing body, if applicable) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or (ii) such transaction constitutes a Change in Control.


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"Effective Date" means the date that the Program is adopted by the Board.

"Good Reason" means, without the Participant's written consent: (i) the relocation of the Participant's place of employment to a location in excess of thirty-five (35) miles from the place of the Participant's employment immediately prior to a Change in Control Transaction; or (ii) any reduction by the Company of the Participant's annual rate of base pay or salary from the annual rate of base pay or salary for such Participant immediately prior to the Change in Control Transaction; or (iii) the failure of the Company to obtain from a successor (including a successor to a material portion of the business or assets of the Company) a satisfactory assumption in writing of the Company's obligations under this Program; provided, that the Participant shall give the Company thirty (30) days' written notice and opportunity to cure prior to any termination for Good Reason based on the grounds specified herein. In addition, any termination of an Participant's employment for "Good Reason" under any Individual Agreement shall also be a termination of employment for Good Reason under this Program.

"Individual Agreement" means any individual employment agreement or severance agreement between the Company and the Participant.

"Monthly Base Salary" means the higher of (i) the Participant's monthly base salary as in effect immediately prior to the Change in Control Transaction and
(ii) the Participant's highest monthly base salary in effect at any time thereafter.

"Program" means The Register.com, Inc. Executive Change in Control Severance Program.


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                                    Exhibit B

Jonathan Stern

Walt Meffert

Jack Levy

David Hirschler

Michael Pollack

Timothy Gelman

Stephen Smith

Lori Faye Fischler

Alan Kipust

Thomas Roth

David Palmieri

Stephanie Marks


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                                    Exhibit C

                                     Release

1. General Release. In consideration of the payments and benefits set forth in The Register.com, Inc. Executive Change in Control Severance Program (the "Program"), _______________ (the "Employee") for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively "Releasors") does hereby irrevocably and unconditionally release, acquit and forever discharge Register.com, Inc. (the "Company") and its subsidiaries, affiliates and divisions and their respective, current and former trustees, officers, directors, partners, shareholders, agents, advisors, representatives, and employees, including without limitation all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination in Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which the Employee and Releasors had, now have, or may have in the future against each or any of the Releasees from the beginning of the world until the date hereof in connection with the Employee's employment and termination thereof (collectively, "Claims").

2. [Release of Discrimination Claims. Without in any way limiting the generality of the foregoing, this Release constitutes a full release and disclaimer of any and all Claims arising out of or relating in any way to the Employee's employment, continued employment, retirement, resignation, or termination of employment with the Company, whether arising under or out of a statute including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss.1981, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, any county, municipal, and any other federal, state or local statute, ordinance or regulation, all as may be amended from time to time, or common law claims or causes of action relating to alleged discrimination, breach of contract or public policy, wrongful or retaliatory discharge, tortious action, inaction, or interference of any sort, defamation, libel, slander, personal or business injury, including without limitation attorneys' fees and costs, all Claims for salary, bonus, vacation pay, and reimbursement for expenses. The Employee has specifically waived his right to recover in his own lawsuit as well as the right to recover in a suit brought by any other person or entity on the Employee's behalf or on behalf of a class of persons in which the Employee is or could be considered a member.

3. Employee's Right to Revoke. The parties acknowledge that the Employee shall have the right to revoke and cancel this Release at any time within the seven-day period following its execution. If the Employee desires to revoke and cancel this Release, he must do so in writing to Legal Department, Register.com, Inc., 575 Eighth Avenue, 11th Floor, NY, NY 10018, and all terms of the Release shall be void and of no effect. If this Release is canceled and revoked by the Employee, the Company shall have no obligations under the Program.

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4.    Employee's Right to Consult Attorney/45 Days to Consider. The Employee is
      advised and encouraged by the Company to consult with an attorney before signing this Release. The Employee affirms that he has carefully read and fully understands this Release, has had sufficient time to consider it, has had an opportunity to ask questions and have it explained, and is entering into this Release freely and voluntarily, with an understanding that the general release will have the effect of waiving any action or recovery he might pursue for any Claims arising on or prior to the date of the execution of this Release. This Release was given to the Employee on [Notice_Date]. The Employee had until [Notice_Date], a period in excess of 45 days to consider it.]A

5. Exclusions from Release. Expressly excluded from the release provided in this Release are (i) any Claims by the Releasors for compensation and benefits to be provided to the Employee under the Program or any written employment, consulting or similar agreement between the Employee and the Company or any of its subsidiaries, (ii) any Claims by the Releasors for accrued or vested benefits to which the Employee may be entitled under any of the benefit plans, programs, policies of the Company and its subsidiaries in which the Employee participates, and (iii) any Claims by the Releasors related to the Employee's indemnification as an officer, director and employee of the Company or its subsidiaries. The parties agree that this Release shall not affect the rights and responsibilities of the US Equal Employment Opportunity Commission (hereinafter "EEOC") to enforce the Age Discrimination in Employment Act of 1967, as amended and other laws. In addition, the parties agree that this Release shall not be used to justify interfering with the Employee's protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The parties further agree that the Employee knowingly and voluntarily waives all Claims that arose prior to the date hereof that the Releasors may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys' fees, experts' fees) as a consequence of any investigation or proceeding conducted by the EEOC.

6. Governing Law. This Release shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.


---------------
A    For employees age 40 and over only.


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7.   Reformation. In case any provision or provisions contained in this Release shall for any reason be held to be invalid, illegal or unenforceable in any respect by any court or administrative body with competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. Any provision(s) so determined to be invalid, illegal or unenforceable shall be reformed so that they are valid, legal and enforceable to the fullest extent permitted by law.


                                              Employee:


                                              ----------------------------------
                                              [        ]
                                              Date:____________
     Accepted and Acknowledged:

     REGISTER.COM, INC.


     ------------------------------------
     By:


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